Exhibit 99.1

Cubist Pharmaceuticals 1Q10 Total Net Revenues Up 19% to $144.1 Million

GAAP Basic and Diluted Net Income of $0.35 and $0.34 Per Share

Lexington, Mass., April 15, 2010 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced results for the first quarter ended March 31, 2010.

•                  2010 Total Net Revenue Guidance Reconfirmed at $627 — $652 Million

•                  GAAP Basic and Diluted Net Income of $0.35 and $0.34 Per Share, Respectively, for 1Q10

•                  NON-GAAP Basic and Diluted Net Income of $0.61 and $0.53 Per Share, Respectively, for 1Q10

•                  Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm ET

Cubist’s total net revenues for the first quarter of 2010 increased 19% to $144.1 million from $121.1 million in the first quarter of 2009. This increase was attributable primarily to Cubist’s net sales of CUBICIN® (daptomycin for injection) in the United States, which increased 20% to $135.3 million in the first quarter of 2010 from $112.4 million in the first quarter of 2009. Cubist’s net product revenues from international sales of CUBICIN for the first quarter of 2010 were $6.4 million, an increase of 188% over the first quarter of 2009. Additionally, $2.0 million of service revenue was recognized in the first quarter of 2010 relating to Cubist’s exclusive agreement with AstraZeneca to promote and provide other support in the United States for MERREM® I.V. (meropenem for injection). Cubist also confirmed that it expects 2010 total net revenue to be $627 — $652 million, which is unchanged from the guidance Cubist provided in January.

Net income for the first quarter ended March 31, 2010, on a GAAP basis, was $20.4 million, or $0.35 and $0.34 per basic and diluted share, respectively, as compared to $7.8 million, or $0.14 and $0.13 per basic and diluted share, respectively, for the first quarter ended March 31, 2009. The year ago quarter included a $20 million charge to research and development expense relating to the upfront payment made under Cubist’s agreement with Alnylam Pharmaceuticals, Inc.

Cubist’s non-GAAP net income for the first quarter ended March 31, 2010, was $35.7 million, or $0.61 and $0.53 per basic and diluted share, respectively, which represents an increase of $8.5 million in non-GAAP net income compared to the same period in 2009. A reconciliation between GAAP and non-GAAP net income is provided in the Condensed Consolidated Statements of Income - Non-GAAP table included with this release.

As of March 31, 2010, Cubist had $506.1 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of March 31, 2010, was 58,225,067.

Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per share exclude non-operational activities. As a result, Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions. Cubist also believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of Cubist’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures is included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN: Thursday, April 15, 2010 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-8289

LIVE INTERNATIONAL CALL-IN: 201-689-8341

24-HOUR REPLAY DOMESTIC & CANADA: 1-877-660-6853

24-HOUR REPLAY INTERNATIONAL: / 1-201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 351 CONFERENCE ID #: 347699

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides. Cubist also promotes MERREM® I.V. (meropenem for injection) in the U.S. under an agreement with AstraZeneca. The Cubist clinical product pipeline currently consists of a Phase 2 program, added with Cubist’s acquisition of Calixa Therapeutics Inc. in December 2009, focused on the development of a novel cephalosporin to address certain serious infections caused by multi-drug resistant (MDR) Gram-negative organisms; a Phase 2 program for the treatment of CDAD (Clostridium difficile-associated diarrhea); and a Phase 1 program intended to address the unmet medical need for a treatment for serious infections caused by MDR Gram-negative pathogens. Cubist is also working on several pre-clinical programs, which would address areas of significant medical needs. These include an anti-infective program for the treatment of respiratory syncytial virus (RSV) in children, therapies to treat various serious bacterial infections, and agents to treat acute pain. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements regarding our guidance for our 2010 Total Net Revenues. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following: the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; any changes in the current or anticipated market demand or medical need for CUBICIN; any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; the results of the patent infringement lawsuit that Cubist has filed against Teva Parenteral Medicines, Inc. and its affiliates in response to Teva’s Abbreviated New Drug Application, or ANDA, with the U.S. Food and Drug Administration, or FDA, regarding CUBICIN and any litigation related thereto, and any other litigation that we file to defend and/or assert our patents; the effectiveness of our sales force and our sales force’s ability to access targeted physicians; the continued growth of the market into which we sell CUBICIN; competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; changes in government reimbursement for our or our competitors’ products; our dependence upon collaborations with our partners and our partners’ ability to execute on development and regulatory expectations; and a variety of risks common to our industry. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this press release by this reference. Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

AstraZeneca and MERREM are trademarks of the AstraZeneca group of companies.

Contacts:
Cubist Pharmaceuticals, Inc.	Weber Shandwick
Eileen C. McIntyre	Tara Murphy
Senior Director, Corporate Communications	(617) 520-7045
(781) 860-8533	tara.murphy@webershandwick.com
eileen.mcintyre@cubist.com

Tables Follow

###

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31,	December 31,
	2010	2009

ASSETS
Cash, cash equivalents and investments	$506,081	$496,163
Accounts receivable, net	58,942	57,827
Inventory	25,432	25,497
Property and equipment, net	69,558	68,382
Deferred tax assets, net	20,998	33,387
In-process research and development	194,000	194,000
Other assets	116,827	102,419

Total assets	$991,838	$977,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$71,000	$104,131
Deferred tax liabilities, net	26,999	31,205
Deferred revenue	21,033	20,891
Contingent consideration	103,108	101,600
Debt and other long-term liabilities, net	252,639	249,205
Total liabilities	474,779	507,032

Total stockholders’ equity	517,059	470,643

Total liabilities and stockholders’ equity	$991,838	$977,675

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2010		2009

Revenues:
U.S. product revenues, net	$135,267		$112,419
International product revenues	6,362		2,206
Service revenues	2,000		6,050
Other revenues	435		435
Total revenues, net	144,064		121,110

Costs and expenses:
Cost of product revenues	31,759		24,374
Research and development	38,882		50,542
Contingent consideration	1,508		—
Sales and marketing	19,855		19,480
General and administrative	14,728		10,927
Total costs and expenses	106,732		105,323

Operating income	37,332		15,787

Other income (expense), net	(5,309)		(4,032)

Income before income taxes	32,023		11,755

Provision for income taxes	11,591		3,979

Net income	$20,432		$7,776

Basic net income per common share	$0.35		$0.14
Diluted net income per common share	$0.34	(1)	$0.13	(1)

Shares used in calculating:
Basic net income per common share	58,217,628		57,530,885
Diluted net income per common share	68,928,596		58,458,860

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.25% notes to income, net of tax effect

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2010		2009

GAAP net income	$20,432		$7,776

Non-cash stock-based compensation expense	3,775		3,010

Non-cash debt discount amortization	3,473		3,195

Contingent consideration	1,508		—

Upfront payments related to external collaborations	—		20,000

Non-cash tax expense	9,991		3,335

Income tax effect of Non-GAAP adjustments	(3,511)		(10,157)

Non-GAAP proforma net income	$35,668		$27,159

Non-GAAP basic net income per common share	$0.61		$0.47
Non-GAAP diluted net income per common share	$0.53	(1)	$0.42	(1)

Shares used in calculating:
Non-GAAP basic net income per common share	58,217,628		57,530,885
Non-GAAP diluted net income per common share	68,928,596		68,208,290

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect